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                                                                    EXHIBIT 99.1

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2003

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE
PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended March 31, 2003:

          Net loss $                                              (28,000)
          Add:     Cash from reserves                              28,000
                                                              -----------

          Cash Available for Distribution                     $         -
                                                              ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2003:

         Entity Receiving             Form of
           Compensation             Compensation              Amount
         ----------------           ------------            ---------

                 None



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